UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Form 8-K
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Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 3, 2013
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(Exact name of registrant as specified in its charter)
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DE	000-50368	26-1631624
(State or other jurisdiction of incorporation)	Commission File Number:	(IRS Employer Identification No.)
145 Hunter Drive, Wilmington, OH 45177
(Address of principal executive offices, including zip code)
(937) 382-5591
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On January 2, 2013, the Board of Directors of Air Transport Services Group, Inc. (“ATSG”), appointed Mr. Richard M. Baudouin, age 60, to the Board as a Class 1 director, to fill the vacancy created by the resignation of Mr. Jeffrey A. Dominick. Mr. Baudouin's term will expire in 2013.
It is anticipated that Mr. Baudouin will be named to serve on the Audit Committee and the Nominating and Governance Committee of the Board.
Mr. Baudouin will complete the Board term of Jeffrey A. Dominick, who resigned from the Board effective Dec. 31, 2012. Mr. Dominick, has accepted a new position with an aviation investment unit of Blackrock, Inc., that may conflict with his responsibilities to ATSG. He had served on ATSG's Board since February 2008.
Item 7.01. Regulation FD Disclosure
On January 3, 2013, Air Transport Services Group, Inc. announced that its Board of Directors had appointed Mr. Baudouin to the Board. A copy of the release is attached hereto as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits
(c) Exhibits

Exhibit No.	Description
99.1	Press release issued by Air Transport Services Group, Inc. on January 3, 2013.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AIR TRANSPORT SERVICES GROUP, INC.

By:	/S/ W. JOSEPH PAYNE
W. Joseph Payne
Sr. Vice President
Corporate General Counsel & Secretary

Date:	January 3, 2013